UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 17, 2007

PC MALL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-25790 (Commission File Number)	95-4518700 (I.R.S. Employer Identification No.)
2555 West 190th Street, Suite 201
Torrance, California 90504
(Address of Principal Executive Offices) (Zip Code)
(310) 354-5600
(Registrant’s telephone number,
including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amendment of Loan and Security Agreement
     On September 17, 2007, and in connection with the completion of its acquisition of SARCOM, Inc. (“SARCOM”) as described in Item 2.01 hereof, PC Mall, Inc. (“PC Mall”) entered into a Third Amendment to Amended and Restated Loan and Security Agreement (the “Amendment”) by and among PC Mall and certain of its subsidiaries, including SARCOM, as borrowers thereunder, Wachovia Capital Finance Corporation (Western), as administrative and collateral agent thereunder, and certain other financial institutions. The Amendment amends that certain Amended and Restated Loan and Security Agreement, dated as of August 1, 2005 (as previously amended, the “Loan Agreement”), entered into by and among PC Mall, certain of its subsidiaries, Wachovia Capital Finance Corporation (Western), and certain other financial institutions.
     The Amendment provides, among other things, (i) for the addition of SARCOM as a new borrower under the Loan Agreement, and (ii) that the amount of the real estate term loan secured by PC Mall’s Santa Monica facility is increased to $5.425 million. The foregoing description of the Amendment is qualified in its entirety by reference to the terms of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. Certain of the lenders or agents under the Amendment are or were lenders or agents under credit facilities previously extended to PC Mall.
Registration Rights Agreement
     In connection with the completion of its acquisition of SARCOM as described in Item 2.01 hereof, on September 17, 2007, PC Mall entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with each of the recipients of the Shares (as defined in Item 2.01 hereof). The Registration Rights Agreement provides, among other things and subject to certain conditions, that PC Mall will file by October 17, 2007, a shelf registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Shares by the holders thereof and will use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC and to maintain the effectiveness of the shelf registration statement until the earliest to occur of (i) the second anniversary of the closing date of the acquisition, (ii) the date on which all of the Shares have been transferred by the holders thereof, and (iii) the date on which the Shares may be sold or transferred pursuant to Rule 144 under the Securities Act without any volume or manner of sale restrictions thereunder. Subject to certain conditions, if PC Mall fails to file the shelf registration statement with the SEC by October 17, 2007, the holders of the Shares have the right to require PC Mall to repurchase all (or any portion) of the Shares held by each such holder at a per share price equal to the average closing price of shares of PC Mall stock on the Nasdaq Global Market for the 20 consecutive trading days immediately preceding the closing date of PC Mall’s acquisition of SARCOM. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the terms of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On September 17, 2007, PC Mall completed its previously announced acquisition of SARCOM pursuant to the terms of that certain Agreement and Plan of Merger, dated as of August 17, 2007 (the “Merger Agreement”), by and among PC Mall, Mall Acquisition 2, Inc. (the “Merger Sub”), SARCOM and the majority stockholders of SARCOM. Pursuant to the terms of the Merger Agreement, PC Mall acquired SARCOM through the merger of the Merger Sub, which was a wholly-owned subsidiary of PC Mall, with and into SARCOM, with SARCOM continuing as the surviving corporation and a wholly-owned subsidiary of PC Mall. SARCOM, which will remain headquartered in Columbus, Ohio, provides top tier IT services and products to a broad range of customers, including enterprise and mid-market corporate clients, healthcare organizations, professional firms, and government, education and non-profit organizations in the United States.
     The aggregate purchase price paid by PC Mall in connection with the acquisition was $55.0 million, which is subject to certain post-closing debt and net asset value adjustments. The aggregate purchase price consisted of $47.5 million in cash and approximately $7.5 million in unregistered shares of PC Mall stock (which were valued at the average closing price of shares of PC Mall stock on the Nasdaq Global Market for the 20 consecutive trading days immediately preceding the acquisition closing date). PC Mall issued an aggregate of 633,981 shares of its common stock (the “Shares”) in connection with its payment of the stock component of the purchase price. PC Mall financed the cash component of the purchase price through borrowings under its existing credit facility.
     A copy of the Merger Agreement is filed herewith as Exhibit 2.1. A copy of the press release issued by PC Mall on September 17, 2007 regarding the transaction is furnished as Exhibit 99.1 hereto.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information disclosed under Items 1.01 and 2.01 hereof is incorporated herein by this reference.
Item 3.02 Unregistered Sales of Equity Securities.
     In partial consideration for its acquisition of SARCOM as described under Item 2.01 hereof, on September 17, 2007, PC Mall issued the Shares (which were valued at the average closing price of shares of PC Mall stock on the Nasdaq Global Market for the 20 consecutive trading days immediately preceding the acquisition closing date), to the holders of shares of SARCOM preferred stock that were outstanding immediately prior to the effective time of the merger. The Shares were issued pursuant to the exemptions from registration contained in Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D based, in part, on representations received from the recipients of the Shares.

Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

The information described in Item 9.01 (a) will be filed by amendment as soon as practicable prior to December 3, 2007.

(b)	Pro forma financial information.

The information described in Item 9.01(b) will be filed by amendment as soon as practicable prior to December 3, 2007.

(d)	Exhibits.

Exhibit
No.	Description
2.1	Agreement and Plan of Merger, dated as of August 17, 2007, by and among PC Mall, Inc., Mall Acquisition 2, Inc., SARCOM, Inc., Zohar CDO 2003-1, Limited, Zohar II 2005-1, Limited, Charles E. Sweet, Robert F. Angart & Company, John R. Strauss, Daniel A. Schneider and Howard Schapiro.

10.1	Third Amendment to Amended and Restated Loan and Security Agreement, dated as of September 17, 2007, by and among PC Mall, Inc., certain subsidiaries of PC Mall, Inc., Wachovia Capital Finance Corporation (Western) and certain other financial institutions.

10.2	Registration Rights Agreement, dated as of September 17, 2007, by and among PC Mall, Inc., Zohar CDO 2003-1, Limited, Zohar II 2005-1, Limited, Charles E. Sweet, Robert F. Angart & Company, John R. Strauss, Daniel A. Schneider and Howard Schapiro.

99.1	Press release, dated September 17, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC. (Registrant)
Date: September 17, 2007	By:	/s/ Brandon H. LaVerne
Brandon H. LaVerne
Interim Chief Financial Officer

Index to Exhibit

Exhibit
No.	Description
2.1	Agreement and Plan of Merger, dated as of August 17, 2007, by and among PC Mall, Inc., Mall Acquisition 2, Inc., SARCOM, Inc., Zohar CDO 2003-1, Limited, Zohar II 2005-1, Limited, Charles E. Sweet, Robert F. Angart & Company, John R. Strauss, Daniel A. Schneider and Howard Schapiro.

10.1	Third Amendment to Amended and Restated Loan and Security Agreement, dated as of September 17, 2007, by and among PC Mall, Inc., certain subsidiaries of PC Mall, Inc., Wachovia Capital Finance Corporation (Western) and certain other financial institutions.

10.2	Registration Rights Agreement, dated as of September 17, 2007, by and among PC Mall, Inc., Zohar CDO 2003-1, Limited, Zohar II 2005-1, Limited, Charles E. Sweet, Robert F. Angart & Company, John R. Strauss, Daniel A. Schneider and Howard Schapiro.

99.1	Press release, dated September 17, 2007.